EXHIBIT 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Assembly Biosciences, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation	Amount Registered(1)	Proposed Maximum Offering Price Per Share(2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.001 per share	Other(2)	1,200,000	$31.55	$37,860,000	$138.10 per $1,000,000	$5,228.47
Fees to Be Paid	Equity	Common Stock, par value $0.001 per share	Other(2)	290,000	$31.55	$9,149,500	$138.10 per $1,000,000	$1,263.55
Total Offering Amounts						$47,009,500		$6,492.02
Total Fee Offsets								—
Net Fees Due								$6,492.02

(1) Represents (a) an aggregate of 1,200,000 additional shares of common stock, par value $0.001 per share (the “Common Stock”), reserved for issuance under the Assembly Biosciences, Inc. Amended and Restated 2018 Stock Incentive Plan, as amended (the “2018 Plan”), and (b) 290,000 additional shares of Common Stock reserved for issuance under the Assembly Biosciences, Inc. Second Amended and Restated 2018 Employee Stock Purchase Plan, as amended (the "2018 ESPP"). Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also register an indeterminate number of shares that may become issuable under the 2018 Plan and the 2018 ESPP by reason of any stock dividend, stock split or similar transaction effected without the receipt of consideration that results in an increase in the number of the outstanding shares of Common Stock.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) of the Securities Act. The proposed maximum aggregate offering price is calculated pursuant to Rule 457(c) and Rule 457(h) under the Securities Act based on the average of the high and low sale prices of the Registrant’s common stock as reported by The Nasdaq Global Select Market on August 17, 2026.